Exhibit 99.1


                              PATHMARK STORES, INC.
               200 MILIK STREET, CARTERET, NEW JERSEY, 07008-1194

FOR IMMEDIATE RELEASE

                                          Contact:  Frank Vitrano
                                                    Senior Vice President,
                                                    Treasurer & Chief
                                                    Financial Officer
                                                    (732) 499-4327

December 16, 1999

                           Royal Ahold Breaches Merger
                       Agreement with Supermarkets General

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Carteret, New Jersey -- Supermarkets General Holdings Corporation ("SGHC"), the
parent company of U.S. supermarkets company Pathmark Stores, Inc., announced today that Royal Ahold of The Netherlands has breached their merger agreement and related stock purchase pursuant to which Ahold had agreed to acquire SMG-II Holdings Corporation. SMG-II owns all of the common stock of SGHC.

Jim Donald, Chairman, President and Chief Executive Officer of SMG-II, SGHC and Pathmark, stated, "It is clear that Ahold has not used its best efforts to get this deal closed, as they are contractually obligated to do. In addition, today they announced that they have terminated our merger pact and their tender offer for the outstanding preferred shares of SGHC, which they are not permitted to do under the terms of our deal. We are very disappointed that Royal Ahold has chosen to take this abrupt action. We intend to hold Ahold responsible for the consequences of its actions. We will, of course, also continue to pursue all of our alternatives to enhance the value of Pathmark to its shareholders, customers, and other constituencies.